UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2015

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California (Address of principal executive offices)	91360 (Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 17, 2015, the Personnel and Compensation Committee of Teledyne’s Board of Directors took the following actions:

(1) The Committee authorized payment of Annual Incentive Plan (“AIP”) cash bonus awards under the Teledyne Technologies Incorporated 2014 Incentive Award Plan (the “Plan”) to each of the Named Executive Officers identified in Teledyne’s 2014 Proxy Statement with respect to the fiscal year ended December 28, 2014. AIP award opportunities are expressed as a percentage of a participant’s base salary and are based on the achievement of pre-defined performance measures, with up to 200% of the target award eligible to be paid in the case of significant over-achievement. The majority of the award is based on Teledyne’s achievement of certain financial performance goals, with a smaller portion tied to the achievement of pre-established individual goals. Generally, 40% of the awards are tied to the achievement of predetermined levels of operating profit, 25% to the achievement of predetermined levels of revenue, 15% to the achievement of predetermined levels of accounts receivable and inventory as a percentage of revenue and 20% to the achievement of specified individual performance objectives. These predetermined levels may vary by business unit. In addition, downward (but not upward) discretionary adjustments are allowed with respect to awards to Named Executive Officers. AIP awards are generally paid from a pool of up to 11% of operating profit, subject to modification by the Committee. No AIP bonus will be earned in any year unless operating profit is positive, after accruing for bonus payments, and operating profit is at least 75% of the operating plan, subject in each case to modification by the Committee.

The following table sets forth the current AIP cash bonus payments for the fiscal year ended December 28, 2014, to the Named Executive Officers identified in Teledyne’s 2014 Proxy Statement. The awards reflect favorable 2014 operating results compared to 2013 and the 2014 business plan, the respective executive’s individual performance and other factors:

Name	Position	2014 AIP Award
Robert Mehrabian	Chairman, President and Chief Executive Officer	$1,550,000
Susan L. Main	Senior Vice President and Chief Financial Officer	$454,900
Aldo Pichelli	Executive Vice President	$384,900
Rex Geveden	Executive Vice President	$279,800
Melanie S. Cibik	Senior Vice President, General Counsel and Secretary	$307,200

(2) The Committee approved a one-time supplemental bonus for Rex Geveden in the amount of $93,300 in recognition of the increased responsibilities he assumed in May 2014 upon becoming President of Teledyne DALSA, Inc. and agreeing to relocate to Teledyne DALSA’s headquarters in Canada.

(3) The Committee approved the 2015 goals for the Annual Incentive Plan cash bonus awards to each of Teledyne’s Named Executive Officers. AIP awards for 2015 are to be based on the same financial and non-financial measures described above for the fiscal year ended December 28, 2014. For 2015, subject to the performance measures and discretion of the Committee, as noted above, the following Named Executives Officers identified in Teledyne’s 2014 Proxy Statement are eligible for a target AIP cash bonus based on the following percentage of their annual base salary:

Name	Position	2015 AIP Award Eligibility as a Percentage of Base Salary
Robert Mehrabian	Chairman, President and Chief Executive Officer	120%
Susan L. Main	Senior Vice President and Chief Financial Officer	75%
Aldo Pichelli	Executive Vice President	80%
Rex Geveden	Executive Vice President	80%
Melanie S. Cibik	Senior Vice President, General Counsel and Secretary	60%

(4) The Committee established a Restricted Stock Award Program under Plan for key employees, including the Named Executive Officers currently employed by the company. This program provides grants of restricted stock, generally each calendar year, to key employees at an aggregate fair market value equal to a specified percentage of each recipient’s annual base salary as of the date of the grant, unless otherwise determined by the Committee. The percentage of base salary used to determine the amount of the grant is 100% for Dr. Mehrabian, 60% for Messrs. Pichelli and Geveden, 45% for Ms. Main and 30% for Ms. Cibik. The restrictions are subject to both a time-based and performance-based component. In general, the restricted period for each grant of restricted stock extends from the date of the grant to the third anniversary of such date, with the restrictions lapsing on the third anniversary. However, unless the Committee determines otherwise, if Teledyne fails to meet certain minimum performance goals for a multi-year performance cycle (typically three years) established by the Committee as applicable to a restricted stock award, then all of the restricted stock is forfeited. If Teledyne achieves the minimum established performance goals, but fails to attain an aggregate level of 100% of the targeted performance goals, then a portion of the restricted stock would be forfeited. The performance goal for 2015, as in previous years, is the price of Teledyne’s common stock as compared to the Russell 2000 Index. In order for a participant to retain the restricted shares, Teledyne’s three-year aggregate return to shareholders (as measured by Teledyne’s stock price) must be at least 35% of the performance of the Russell 2000 Index for the three-year period. If Teledyne’s stock performance is less than 35% of the Russell 2000 Index performance, all restricted shares would be forfeited. If it ranges from 35% to less than 100%, a portion of the restricted shares will be forfeited. If it is 100% or more than 100%, no shares are forfeited and the participant does not receive additional shares. Participants in the program that are residents of certain foreign jurisdictions, including Canada, such as Mr. Geveden, are awarded restricted stock units that have the same performance goals as the restricted stock awards. Copies of the Administrative Rules relating to the Restricted Stock Award/Stock Unit Program and the form of Restricted Stock Award Agreement and Restricted Stock Unit Agreement are attached as exhibits to this filing.

(5) The Committee established under the Plan a new three-year cycle of Teledyne’s Performance Share Program for key employees, including the Named Executive Officers. Performance Share Program awards are intended to reward executives to the extent Teledyne achieves specific pre-established financial performance goals and provides a greater long-term return to shareholders relative to a broader market index. The Performance Share Program provides grants of performance share units, which key officers and executives may earn if Teledyne meets specified performance objectives over a three-year period (2015, 2016 and 2017). Forty percent of the award is based on the achievement of specified levels of operating profit, 30% on the achievement of specified levels of revenue and 30% on the achievement of specified levels of return to shareholders. No awards are made if the three-year aggregate operating profit is less than 75% of target, unless the Committee determines otherwise. A maximum of 200% for each component can be earned if 120% of the target is achieved. For the 2015-2017 performance cycle, established by the Committee at its February 17, 2015 meeting, the Russell 2000 Index is the benchmark for the specified return to shareholders component. Awards are generally paid to the participants in three annual installments after the end of the performance cycle so long as they remain employed. For the 2015-2017 performance cycle, one-half of the award would be paid in cash and one-half would be paid in shares of Teledyne common stock, except that the award will be paid 100% in shares of Teledyne Common Stock to participants that are residents of certain foreign jurisdictions, including Canada, such as Mr. Geveden. A description of the terms of the Performance Share Program is attached as exhibits to this filing.

For the 2015-2017 Performance Share Program performance cycle, the following Named Executives Officers are eligible for a target award based on the following percentage of their annual base salary:

Name	Position	2015-2017 PSP Award Participation as a Percentage of Base Salary
Robert Mehrabian	Chairman, President and Chief Executive Officer	150%
Susan L. Main	Senior Vice President and Chief Financial Officer	125%
Aldo Pichelli	Executive Vice President	125%
Rex Geveden	Executive Vice President	125%
Melanie S. Cibik	Senior Vice President, General Counsel and Secretary	125%

(6) Mr. Pichelli’s annual base salary was increased to $500,000, effective February 17, 2015.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Administrative Rules for the Restricted Stock Award Program under the 2014 Incentive Award Plan†
Exhibit 10.2	Form of Restricted Stock Award Agreement under the 2014 Incentive Award Plan†
Exhibit 10.3	Form of Restricted Stock Unit Agreement under the 2014 Incentive Award Plan†
Exhibit 10.4	Summary Plan Description for the 2015-2017 Performance Share Program†
Exhibit 10.5	Summary Plan Description for the 2015-2017 Performance Share Program (Canadian Participants)†

†Denotes management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:    /s/ Susan L. Main

Susan L. Main
Senior Vice President and Chief Financial Officer

Dated February 17, 2015

EXHIBIT INDEX
Description

Exhibit 10.1	Administrative Rules for the Restricted Stock Award Program under the 2014 Incentive Award Plan†
Exhibit 10.2	Form of Restricted Stock Award Agreement under the 2014 Incentive Award Plan†
Exhibit 10.3	Form of Restricted Stock Unit Agreement under the 2014 Incentive Award Plan†
Exhibit 10.4	Summary Plan Description for the 2015-2017 Performance Share Program†
Exhibit 10.5	Summary Plan Description for the 2015-2017 Performance Share Program (Canadian Participants)†

†Denotes management contract or compensatory plan or arrangement